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                                                                 EXHIBIT 10.22

                       MASTER EQUIPMENT LEASE AGREEMENT


          THIS AGREEMENT is entered into the 31st day of July, 1998 between METLIFE CAPITAL, LIMITED PARTNERSHIP ("Lessor") whose address is 10900 N.E. 4th St., Suite 500, mailing address C-97550, Bellevue, Washington 98009 and POWER INTEGRATIONS, INC. ("Lessee") whose address is 477 NORTH MATHILDA AVENUE, SUNNYVALE, CA 94086

          1. LEASE OF EQUIPMENT

          This Master Equipment Lease Agreement ("Agreement") contains general terms and conditions applying to each Equipment Lease ("Lease") between Lessor and Lessee that incorporates this Agreement by reference. The equipment or other personal property covered by all Leases, together with all components, parts, additions, accessions, attachments, substitutions therefor and replacements thereof is collectively called the "Equipment" and individually called an "Item." Each Lease will contain terms and conditions applying only to the Equipment covered by that Lease and will constitute a separate lease of that Equipment.

          To accept an Item under a Lease, Lessee will sign and deliver to Lessor a Certificate of Acceptance for the Item in a form provided by Lessor. When Lessor has confirmed that all of its requirements and conditions have been met, it will promptly pay the Total Cost of the Item specified in the Certificate of Acceptance, as directed by Lessee. Lessor requirements and conditions shall include, but not be limited to, receipt from Lessee of such instruments, documents, and certifications as Lessor reasonably may request, including without limitation evidences of authority (such as corporate certificates, corporate resolutions, and partnership authorizations), evidence of insurance, purchase orders and acceptances thereof, purchase and sale agreements, guarantees or other credit enhancements, if any, required by Lessor and financial information and instruments and documents to implement, perfect or continue the perfection of Lessor's rights and remedies as owner and Lessor of the Equipment, including Uniform Commercial Code forms. Notwithstanding the execution, delivery or filing of any instruments or documents, it is agreed that this transaction is a lease and is not intended as security.

          Following the date ("Closing Date") which is the earlier of: (i) the date Lessee gives Lessor a Certificate of Acceptance for the last Item; (ii) the Purchase Cut-Off Date; or (iii) on such other day as is mutually agreed, Lessor shall send Lessee a Closing Schedule, setting forth any adjustments to payment schedules, stipulated loss values or other matters. Such Closing Schedule and the facts and determinations set forth therein shall upon execution by Lessee and Lessor be conclusive as to the matters therein. Alternatively, in lieu of signing the Closing Schedule, Lessee may, within thirty (30) days after the Closing Schedule is sent by Lessor to Lessee, give Lessor written notice identifying any claimed error therein. Notwithstanding any such notice, Lessee shall pay all rentals as they become due. If Lessee establishes an error that affects the amount of rentals, Lessor shall give Lessee a credit for any overpayment of rentals, and Lessee promptly shall pay to Lessor on demand any underpayments. If Lessee neither signs the Closing Schedule nor gives written notice of claimed errors, the Closing Schedule shall be conclusively deemed to be accurate thirty (30) days after the Closing Schedule is sent by Lessor to Lessee.

          Lessee authorizes Lessor to insert in the Lease or the Closing Schedule, dates, models, serial numbers, and other pertinent data relative to the proper identification of Equipment and/or the Lessee.

          If by the "Purchase Cut-Off Date" set forth in a Lease, Lessee shall not have given Lessor written notice of acceptance of an Item, Lessor shall have no obligation to purchase the Item or to lease it to Lessee. In such event Lessee shall immediately pay all accrued Interim Rental and reimburse Lessor for all sums Lessor may have paid for or with respect to the Item and for all Lessor's costs and expenses with respect thereto, and Lessee shall indemnify and defend Lessor against and hold Lessor harmless from any and all cost, expense, loss, liability and damage that Lessor may suffer or may be asserted against Lessor by reason of Lessor's failure or refusal to purchase such Item. Any such item shall be deemed to be deleted from the Lease and no longer included as an Item of Equipment.

          2. NON-CANCELLABLE NET LEASE

          EACH LEASE IS A NON-CANCELLABLE NET LEASE. WHEN LESSEE SIGNS AND DELIVERS A CERTIFICATE OF ACCEPTANCE FOR ANY ITEM, ITS OBLIGATION TO PAY ALL RENT AND OTHER AMOUNTS WHEN DUE FOR THE ITEM AND OTHERWISE TO PERFORM AS REQUIRED UNDER THE RELATED LEASE IS UNCONDITIONAL, IRREVOCABLE AND INDEPENDENT. THESE OBLIGATIONS ARE NOT SUBJECT TO CANCELLATION, TERMINATION, MODIFICATION, REPUDIATION, EXCUSE OR SUBSTITUTION BY LESSEE. LESSEE IS NOT ENTITLED TO ANY ABATEMENT, REDUCTION, OFFSET, DEFENSE OR COUNTERCLAIM WITH RESPECT TO THESE OBLIGATIONS FOR ANY REASON, WHATSOEVER, WHETHER ARISING OUT OF DEFAULT OR OTHER CLAIMS AGAINST LESSOR OR THE MANUFACTURER OR SUPPLIER OF THE ITEM, DEFECTS IN OR DAMAGE TO THE ITEM, ITS LOSS OR DESTRUCTION, OR OTHERWISE. EACH LEASE IS INTENDED TO CONSTITUTE A TRUE LEASE AND NOT A SALE OF THE RELATED EQUIPMENT. TITLE TO THE EQUIPMENT WILL REMAIN WITH LESSOR AT ALL TIMES. LESSEE'S INTEREST IN THE EQUIPMENT IS LIMITED TO A LEASEHOLD.

          3. LESSEE'S WARRANTIES AND COVENANTS

          Lessee represents and warrants to Lessor upon execution of this Agreement and each Lease, that: (i) unless Lessee is a sole proprietorship it is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and that it is qualified to do business in every jurisdiction where the failure to qualify would have a material adverse effect on Lessor's rights hereunder; (ii) it has taken all corporate, company or partnership action which may be required to authorize the execution, delivery and performance of this Agreement and each Lease; (iii) such execution, delivery and performance will not conflict with or violate any provision of its Charter or Articles or Certificate of Incorporation, By-laws, operating agreement or similar governing document, or any provisions thereof, or in the case of a partnership, its Certificate of Partnership or Limited Partnership and its Partnership Agreement, or in the case of a limited liability

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company, its Articles of Organization, or result in a default or acceleration of any obligation under any agreement, order, decree or judgment to which it is a party or by which it is bound; (iv) it is not now in default under any of the same; (v) there is no litigation or proceeding pending or threatened against it which if decided adverse to Lessee's interests may have a material adverse effect on Lessee or which would prevent or hinder the performance by it of its obligations hereunder; (vi) this Agreement, each Lease and the attendant documents constitute valid obligations of the Lessee, binding and enforceable against it in accordance with their respective terms; (vii) no action by or with any commission or administrative agency is required in connection herewith;
(viii) it has the power to own its assets and to transact business in which it is engaged; (ix) it will give to Lessor prompt notice of any change in its name, identity or structure; (x) each Lease will be effective against all creditors of Lessee under applicable law, including fraudulent conveyance and bulk transfer laws; (xi) the financial statements and any other information furnished and to be furnished to Lessor are and will be true and correct at the time of delivery;
(xii) as long as any Lease is in effect, Lessee will promptly furnish Lessor with annual balance sheets and profit and loss statements of Lessee and any guarantor of Lessee's obligations accompanied, at Lessor's request, by the audit reports of an independent certified public accountant acceptable to Lessor and such other information as Lessor may reasonably request at any time concerning Lessee and its affairs; (xiii) each Item shall be personal property and in good order and condition and, unless Lessor otherwise agrees in writing, has not been used prior to the time of Lessee's execution of the Certificate of Acceptance pertaining thereto; (xiv) at all times Lessee shall keep the Equipment in Lessee's possession at the address specified in the Lease unless Lessor shall otherwise consent in writing (the only requirement with respect to rolling stock is that it remain within the continental United States); (xv) Lessee shall not cause, suffer or permit any Item to be attached or affixed to real property or improvements thereon (collectively, "Realty") unless Lessor first shall consent thereto in writing and Lessee shall have obtained from all persons having any interest in the Realty written consents in form satisfactory to Lessor which approve such attachment, waive any claims to or encumbrances upon attached Items and consent to the detachment and removal of such Items at any time by Lessor or Lessee; and (xvi) notwithstanding attachment of any Items to Realty, all the Equipment at all times shall be and remain personal property.

          4. TERM OF LEASE

          The term of each Lease ("Term") shall consist of an "Interim Term" and a "Basic Term." The Interim Term shall begin on the date that Lessee first gives Lessor written notice of acceptance of an Item or written approval for partial payment, whichever is earlier, and shall continue until the time the Basic Term begins. The Basic Term shall begin on the Closing Date and shall continue for the length of the Basic Term set forth in the respective Lease.

          5.  INTERIM RENTAL

          During the Interim Term, Lessee shall pay rent monthly ("Interim Rental"), on a calendar month basis, in an amount determined by Lessor by applying the "Interim Rental Rate" set forth in the Lease to portions of the Total Cost then or theretofore expended by Lessor, for the number of days such sums are outstanding during such calendar month. Lessee shall pay Lessor each installment of Interim Rental on the fifteenth day after the end of such calendar month.

          6.  PERIODIC RENTAL

          Lessee shall pay rent ("Periodic Rental") for the Basic Term in an amount calculated by multiplying the Total Cost by the Periodic Rental Rate set forth in the Lease multiplied by the number of periods constituting the length of the Basic Term. Lessee shall pay installments of Periodic Rental to Lessor in accordance with the payment schedule set forth in the Lease.

          7.  LATE PAYMENT

          If any installment of rent or other sum owing under the Lease shall not be paid when due and shall remain unpaid for ten (10) days, Lessee shall pay Lessor a late charge equal to five percent (5%) of the amount delinquent, but in no event at a rate greater than limited by any applicable law. Such late charge is in addition to and not in lieu of other rights and remedies Lessor may have.

          8. NO LESSOR EQUIPMENT WARRANTIES

          LESSOR LEASES THE EQUIPMENT AS-IS AND EXPRESSLY DISCLAIMS AND MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION, DESIGN, QUALITY, CAPACITY, MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OF, OR ANY OTHER MATTER, CONCERNING THE EQUIPMENT. LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) IT MAY HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY OR RELATING TO THE EQUIPMENT. LESSEE HAS SELECTED OR WILL SELECT BOTH THE EQUIPMENT OF THE TYPE AND QUANTITY WHICH IS THE SUBJECT HEREOF AND THE SUPPLIER FROM WHOM LESSOR PURCHASED THE EQUIPMENT.

          9.  INSURANCE

          Lessee shall at all times prior to return of an Item to Lessor procure and continuously carry, maintain and pay for: (A) physical damage insurance providing "all risks" coverage for the Item in an amount not less than the full replacement value thereof and (B) bodily injury and property damage combined single limit liability insurance, all in such amounts and against such risks and hazards and with insurance companies and pursuant to contract or policies and with exclusions and deductibles thereon satisfactory to Lessor. All contracts and policies: (i) shall include provisions for the protection of Lessor notwithstanding any act or neglect of or breach or default by Lessee; (ii) shall provide that they may not be modified, terminated or canceled unless Lessor is given at least thirty (30) days advance written notice thereof; (iii) shall contain endorsements (x) naming Lessor (and if Lessor requests at any time, any successor, assignee, or secured party of Lessor) as loss payee for physical damage insurance and as additional insured for liability insurance, (y) providing that such insurance is primary as to the Item without right of contribution from any other insurance, (z) providing thirty (30) days prior written notice to Lessor (and any successor, assignee, or secured party) before coverage lapses or is cancelled or materially changed, or before there is a change in insurer. Lessee shall promptly notify

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any appropriate insurer and Lessor of each and every occurrence which may become the basis of a claim or cause of action against the insureds and provide Lessor with all data pertinent to such occurrence. Lessee will send Lessor a certificate evidencing such insurance and endorsements or copies of the policies upon request before the Item's Acceptance Date and whenever the insurance is renewed. As long as no Event of Default exists, Lessor will remit any physical damage insurance proceeds for an Item to Lessee when Lessee either (A) provides evidence that the Item has been repaired and restored to the good operating order and condition required under Section 11, or (B) pays Lessor the amount due upon an Event of Loss as provided in Section 13.

          10.  LESSEE TAX INDEMNITIES

          (a) GENERAL. Lessee will pay and defend, indemnify and hold harmless Lessor and any successor, assignee or secured party of Lessor on an after-tax basis from any and all Taxes (as defined below) on or relating to: (i) the Equipment; (ii) its ordering, purchase by Lessor, acceptance, delivery, installation, ownership, leasing, possession, maintenance, documentation, use, operation, transportation, return or other disposition; (iii) its rentals, receipts or earnings; and (iv) any Lease. "Taxes" means taxes, fees, or other governmental charges that are not based on the net income of the indemnified party, whether they are assessed to or payable by Lessee or an indemnified party, and includes without limitation: (A) franchise, business and occupation, gross receipts, sales, use, licensing, registration, titling, stamp and personal property taxes; (B) levies, imposts, duties, charges and withholdings; and (C) penalties, fines, and additions to tax and interest. Lessee shall not be obligated to pay any amount under this section so long as it shall in good faith and by appropriate proceedings contest the validity or the amount thereof, unless such contest would adversely affect the title of Lessor to any Item of Equipment or would subject any Item to forfeiture or sale. Lessee shall indemnify and hold harmless Lessor, on an after-tax basis, against any and all loss, claims, demands and expenses, including legal expenses, resulting from any such non-payment or contest.

          Unless Lessor elects otherwise, Lessor will prepare and file all reports and returns relating to Taxes covered by this Section and will pay all such Taxes to the appropriate taxing authority. Lessee will reimburse Lessor for all such payments promptly on request. However, if Lessor elects, upon written notice to Lessee, Lessee will prepare and file all such reports and returns, pay all such Taxes directly to the taxing authority and deliver to Lessor reasonable evidence thereof.

          Upon termination of this Lease as to any Item, Lessee will, on request, advance to Lessor the amount estimated by Lessor to equal personal property taxes on the Item which are not yet payable but for which Lessee will afterward become liable hereunder. Lessor will account to Lessee for such advances.
          (b) FEDERAL TAX INDEMNITIES. If Lessor shall lose the right to claim, suffer a disallowance of or be required to recapture all or any portion of the accelerated cost recovery deductions pursuant to Internal Revenue Code Section 168 with respect to the Total Cost for property with recovery period(s) referred to in the Lease; then, unless such result is due to Lessor's act or omission (other than its exercise of remedies after default) or to a loss for which Lessee pays the Stipulated Loss Value of the affected Equipment, Lessee shall pay to Lessor on demand a sum equal to the amount of deductions or credits lost by Lessor as a result of such event, plus the amount of any interest, penalties and additions to tax payable by Lessor as a result of such event. The amount of lost deductions and credits to be paid by Lessee pursuant to this Section shall be computed by Lessor so as to cause Lessor's after-tax rate of return on investment and after-tax cash flows in respect of the Lease to equal that which would have been realized by Lessor if such event had not occurred, but without regard to whether Lessor has or would have had taxable income sufficient to use the lost deductions or credits. Lessee shall indemnify and hold harmless Lessor from and against any and all taxes, assessments and other charges imposed upon Lessor under the laws of any federal, state, local or foreign government or taxing authority, as a result of any payment made by Lessee pursuant to this
Section 10.

          11. MAINTENANCE AND ALTERATIONS

          (a) Lessee at its expense at all times shall maintain, service and repair any damage to the Equipment so as to: (i) keep the Equipment in good and efficient working order, condition and repair, ordinary wear and tear resulting from proper use excepted, and make all inspections and repairs, including replacement of worn parts (which replacement parts shall be free and clear of all liens and encumbrances and shall, upon incorporation into the Item, become the property of Lessor free and clear of any and all liens and encumbrances and subject to the related Lease), to effect the foregoing and to comply with requirements of laws, regulations, rules and provisions and conditions of insurance policies; and (ii) pay all costs, expenses, fees and charges incurred in connection with the use or operation of the Equipment and of each Item, including but not limited to repairs, maintenance, storage and servicing.
Lessee will maintain in effect a warranty by or maintenance contract with the manufacturer or other recognized maintenance provider of the Equipment, and will send Lessor a copy of such warranty or contract on request. If Lessee has the Equipment maintained by someone other than the manufacturer, Lessee will pay any costs necessary to have the manufacturer re-certify the Equipment for continued maintenance at the expiration of its Lease Term or any Renewal Term. Lessee shall not make any alterations, substitutions, improvements or additions to the Equipment or Items, except those required in order to comply with laws, regulations, rules and insurance policies, unless Lessor first shall have consented thereto in writing. Notwithstanding any consent by Lessor, Lessee shall pay all costs and expenses of the foregoing. All replacements, repairs, improvements, alterations, substitutions and additions shall constitute accessions to the Equipment and title thereto shall vest in Lessor, and shall be free of any and all liens. In performing its obligations under this Section, Lessee will not treat the Equipment less favorably than similar equipment that it owns or leases, or reduce its performance in contemplation of expiration of the Term or any Renewal Term.

          (b) Lessor hereby transfers and assigns to Lessee, for so long during the Term and any Renewal Term as Lessee is not in default, Lessor's right, title and interest in, under and to any assignable factory and dealer warranty, whether express or implied, with respect to the Equipment. All claims and actions upon any warranty shall be made and prosecuted by Lessee at its sole cost and expense. Lessor shall have no obligation to make or prosecute any claim upon or under a warranty.

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          12.  USE; QUIET ENJOYMENT

          So long as Lessee shall not be in default, Lessee shall be entitled to the possession, use and quiet enjoyment of the Equipment during the Term and any Renewal Term in accordance with the terms of the Lease. Unless a purchase option is exercised, Lessee shall deliver and surrender the Equipment to Lessor at the end of the Term or Renewal Term in accordance with Section 16 hereof. Lessee warrants that the Equipment will at all times be used and operated solely in the conduct of Lessee's business in a careful and proper manner for the purpose for which it was designed and intended and under and in compliance with manufacturer's specifications and applicable laws and all lawful acts, rules, regulations and orders of any governmental bodies or officers having power to regulate or supervise the use of such property, except that Lessee may in good faith and by appropriate proceedings contest the application of any such rule, regulation or order in any reasonable manner that will not adversely affect the title of Lessor to any Equipment or subject the same to forfeiture or sale. Lessee will not permit its rights or interest hereunder to be subject to any lien, charge or encumbrance and will keep the Equipment free and clear of any and all liens, charges, encumbrances and adverse claims (except those arising from acts of Lessor). Lessor may inspect the Equipment and its maintenance
records on reasonable notice and subject to Lessee's security procedures.   All
such inspection rights are for the sole benefit of Lessor and shall not be construed to impose any obligation on Lessor, whether or not Lessor makes any inspections or receives any reports.

          13. EVENT OF LOSS

          Each Lease is a net lease. Lessee assumes all risk of and shall indemnify and hold harmless Lessor from and against all damage to and loss of the Equipment from any cause whatsoever, whether or not such loss or damage is or could have been covered by insurance (an "Event of Loss"). Except as otherwise specifically provided herein, neither this Agreement nor related Lease shall terminate and there shall be no abatement, reduction, suspension or deferment of Interim or Periodic Rental for any reason, including damage to or loss of the Equipment or any one or more Items. Lessee promptly shall give Lessor written notice of any material loss or damage, describing completely and in detail the cause and the extent of loss and damage. Upon the occurrence of an Event of Loss, at its option Lessee shall: (i) repair or restore the damaged or lost Items to good condition and working order; or (ii) replace the damaged or lost Items with similar equipment of equal value in good condition and working order; or (iii) pay Lessor in cash the Stipulated Loss Value, as defined below of the damaged or lost Items. Upon Lessee's complying with the foregoing, Lessor shall pay or cause to be paid over to Lessee the net proceeds of insurance, if any, with respect to such damage or loss. "Damage" and "loss" shall include damages and losses of any kind whatsoever including, without limitation, physical damage and partial or complete destruction, including intentionally caused damage and destruction, and theft. Upon payment by Lessee of the Stipulated Loss Value for an Item, along with any rent, late charges, taxes, or other amounts then due and owing, Lessor will then deliver a Bill of Sale for the Item, and Lessee's obligation to pay rent for the Item will terminate.

          The Stipulated Loss Value of an Item as of any date shall equal a sum computed by Lessor, which shall not exceed the amount determined by multiplying the Total Cost of the Item by the Stipulated Loss Factor as set forth in the applicable Closing Schedule for the Lease year during which the loss of the Item occurs.

          14. OWNERSHIP AND MARKING

          Lessee has not and by execution and performance hereof will not have or obtain any title to the Equipment or any other interest therein except as Lessee hereunder and subject to all the terms hereof. Title to the Equipment shall at all times remain in Lessor and Lessee at its expense shall protect and defend the title of Lessor and keep it free of all claims and liens other than the rights of Lessee hereunder and claims and liens created by or arising through Lessor. Lessee will treat this transaction as a lease for tax purposes and will not claim any credit or deduction inconsistent with Lessor's ownership of the Equipment. If Lessor supplies Lessee with labels designating its interest in the Equipment, Lessee shall affix the same to and keep them in a prominent place on the Equipment.

          Notwithstanding the express intent of the parties, should a court of competent jurisdiction determine that this Agreement is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes hereof, Lessee shall be deemed to have hereby granted Lessor a security interest in this Lease, the Equipment, and all accessions thereto, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof, to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee to Lessor, now existing, or hereafter created; provided however, that the foregoing shall not apply if such determination is made solely for purposes of federal tax laws and regulations.

          15. LESSEE'S GENERAL INDEMNITIES

          Lessee will pay and defend, indemnify and hold harmless Lessor and any successor, assignee or secured party of Lessor, on an after-tax basis from and against any claim, cause of action, damage, liability, cost or expense (including but not limited to legal fees and costs) which may be asserted against or incurred in any manner by or for the account of Lessor: (i) relating to the Equipment or any part thereof, including without limitation the manufacture, construction, purchase, delivery, acceptance or rejection, installation, ownership, sale, leasing, removal or return of the Equipment, or as a result of the use, maintenance, repair, replacement, operation or the condition thereof (whether defects are latent or discoverable); (ii) by reason or as a result of any act or omission of Lessee for itself or as agent or attorney-in-fact for Lessor hereunder; (iii) as a result of claims for patent, trademark or copyright infringement; (iv) as a result of product liability claims or claims for strict liability; or (v) resulting from claims for personal injury, death or property damage.

          16. LESSEE OPTIONS AT EXPIRATION OF LEASE TERM

          (a) At least One Hundred Twenty (120) days before the expiration of the Term of the first Item accepted under each Lease, Lessee will give Lessor written notice electing one of the following options with respect to all (but not less than all) Items covered by the Lease, to be performed with respect to each Item at the expiration of its Term: (i) renew the Lease as to all such Items at their Fair Market Rental Value (as defined below) subject to the provisions of the next paragraph;

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(ii) purchase all such Items for their Fair Market Value (as defined below) on the last day of the Term; or (iii) return all such Items to Lessor in accordance with (b) below.

          If Lessee purchases an Item, it will also pay all sales, use and similar taxes imposed in connection with the purchase. When Lessor receives the Item's purchase price and any such taxes, and all other amounts due under the Lease it will deliver to Lessee a Bill of Sale for the Item "AS IS - WHERE IS" without recourse to or representation or warranty by Lessor except for a warranty that the Item is free and clear of liens, claims and encumbrances created by contract by Lessor or arising out of claims against Lessor unrelated to its ownership or leasing of the Equipment.

          Lessee's renewal option is for a single renewal term (the "Renewal Term") of one year unless otherwise agreed by Lessor and Lessee in writing, but is not available if an Event of Default, or an event which would become an Event of Default with passage of time or giving of notice or both, exists or if there has been a material adverse change in Lessor's sole discretion since the date of the Lease in the financial condition of Lessee or any guarantor of Lessee's obligations under the Lease. The terms and conditions under the Lease shall continue to apply to the Items during any Renewal Term except that rent payable for each Item shall be its then Fair Market Rental Value. At least one hundred twenty (120) days before the expiration of any Renewal Term, Lessee will give Lessor written notice electing one of the following options with respect to all (but not less than all) Items covered by the renewal, to be performed with respect to each Item at the expiration of its renewal term: (i) purchase all such Items for their then Fair Market Value; or (ii) return all such Items to Lessor.

          Each notice delivered by Lessee required above will constitute Lessee's irrevocable agreement to perform the action elected in the notice.

          (b) At the expiration of the Term or Renewal Term of each Item that Lessee does not purchase, Lessee will at its sole expense and risk de-install, pack, and crate such Items and return them to Lessor (all in accordance with industry standards and the manufacturer's recommendations and maintenance certification standards) at any location in the continental United States designated by Lessor in the good operating order and condition required under
Section 11, free of all liens, claims and encumbrances as provided in Section 14, together with all related plans, specifications, operating manuals, maintenance records and similar documents. If for any reason Lessee fails to return any Item as required in the condition required, Lessee's obligations under the related Lease shall continue in full force and effect on a month to month basis as to the Item and Lessee will continue to pay the current rent for the Item.

          (c) The "Fair Market Value" and "Fair Market Rental Value" of any Item shall be the amount that would be paid for an Item in an arm's length transaction between an informed and willing buyer or lessee (other than a used equipment dealer) to an informed and willing seller or lessor, neither under any compulsion to buy, sell or lease. Costs of removal from the location of use shall not be deducted from such value. If Lessee has not maintained the Item to the standards required by this Agreement, Fair Market Value or Fair Market Rental Value shall be determined as though the Item had been maintained to those standards. If Lessor and Lessee have not agreed on the Fair Market Value or Fair Market Rental Value of an Item by the sixtieth (60th) day before its Term or Renewal Term expires, it shall be determined by averaging the determinations (disregarding the one that differs most from the other two) of three qualified independent appraisers, one appointed by Lessor, the second by Lessee, and the
third by the first two appraisers or by a court having jurisdiction.   Lessor
and Lessee shall each pay the cost of its appointed appraiser and shall each pay half of the cost of the third appraiser.

          17. LESSOR MAY PERFORM

          If Lessee at any time shall fail to pay any sum which Lessee is required by this Agreement to pay or shall fail to do or perform any other act Lessee is required by this Agreement to do or perform, Lessor at its option may pay such sum or do or perform such act, and Lessee shall reimburse Lessor on demand for the amount of such payment and for the cost and expense which may be incurred by Lessor for such acts or performance, together with interest thereon at the Default Rate from the date of demand until paid.

          18.  DEFAULT

          (a) EVENTS OF DEFAULT. Each of the following shall constitute an event of default ("Event of Default"): (i) failure to perform and comply with the provisions and conditions of Section 9 hereof or to pay any sum, including installments of rental, within ten (10) days of the date when due; (ii) failure to perform and comply with any other provision or condition of this Agreement within thirty (30) days after Lessor shall have given Lessee written notice of default with respect thereto, or failure to make good, within thirty (30) days after written notice by Lessor to Lessee, any representation or warranty, whether made in this Agreement or any Lease or in any certificate, agreement, instrument or statement, including income and financial statements, which shall prove to have been incorrect in any material respect when made; (iii) any event of default occurs with respect to any obligations of Lessee to Lessor on or with respect to any transactions, debts, undertakings or agreements other than this Agreement; (iv) the failure of Lessee generally to pay its debts as they become due in the ordinary course of business, or the filing of any application for the appointment of a receiver for a major part of Lessee's assets or the filing of any petition or application by or against Lessee under any present or future laws for the relief of debtors or for the subjection of the property of a debtor to the control of any court, tribunal or agency for the benefit of creditors, including proceedings under the Bankruptcy Code, if the proceeding commenced by such filing, if instituted against Lessee, shall not be dismissed for a period of sixty (60) days; (v) the execution by Lessee of a general assignment for the benefit of creditors; (vi) Lessee winds up, dissolves or otherwise terminates its corporate, partnership or limited liability company existence, or consolidates with or merges with or into any entity, or sells, leases or otherwise transfers substantially all of its assets to any entity, or incurs a substantial amount of indebtedness other than in the ordinary course of its business, or engages in a leveraged buy-out or any other form of corporate reorganization, including conversions to Sub "S" corporation status.

          (b) EFFECT ON LESSOR'S OBLIGATION. Upon the occurrence of an Event of Default, Lessor shall have no further obligation to Lessee to purchase Equipment or Items or to lease any thereof to Lessee.

          (c)       REMEDIES.

          Upon the occurrence of an Event of Default as provided above, Lessor may at its option:

          (i) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants of this Agreement and applicable Lease or to recover damages for the breach thereof; or

          (ii) by notice in writing to the Lessee terminate Lessee's right of possession of the Equipment, whereupon all rights of the Lessee to possess and use the Equipment shall absolutely cease and terminate, but Lessee shall remain liable as follows:

          Upon such a termination, Lessee at its expense shall immediately redeliver the Equipment to Lessor at the location specified in Section 16 (b) hereof. If Lessee shall fail to do so, Lessor may retake possession of the Equipment by entering upon any premises at any reasonable time and thereafter Lessor may hold, possess, sell, upgrade, lease to others or enjoy the same, free from any right of Lessee, or its successors or assigns. If Lessor so retakes possession, Lessee upon demand shall reimburse Lessor for all costs and expenses relating thereto. Notwithstanding such redelivery or retaking Lessor shall have a right to recover from Lessee any and all amounts which under the terms of this Agreement may be then due or which may have accrued to the date of such termination, and also to recover forthwith from the Lessee its damages for loss of a bargain and not as a penalty, an amount equal to the higher of Fair Market Value or the Stipulated Loss Value of the Equipment as of the rent payment date on or next preceding the date of default, less:

             (A) the amount Lessor in fact receives from the sale of the Equipment, after deduction of all estimated expenses of such sale (Equipment which Lessor is unable to recover shall at Lessor's option be deemed worthless); or

             (B) at Lessor's election, the present value of the non-cancellable regularly scheduled rentals receivable from a subsequent lease of all or part of the Equipment entered into by Lessor (discounted at the Default
Rate), and taking into account only the rentals receivable from the commencement date of such subsequent lease until the end of the Term for such Equipment.

          In addition to all amounts and damages to which Lessor is entitled as set forth above, Lessee shall be liable to Lessor for all costs and expenses incurred by Lessor by reason of Lessee's breach or default. Lessee shall also be liable for interest on any of the above referenced amounts from and after the due date at the Default Rate, or the legal limit, whichever is smaller.

          Lessor's costs and expenses incurred by reason of Lessee's breach or default shall include, without limitation, costs and expenses of receiving or retaking possession of the Equipment, storing, holding, transporting, insuring, caring for, servicing, maintaining and renting the Equipment or Items and collecting rents and professional fees and expenses with respect to or incurred by reason of the breach or default, including legal fees and expenses for advice and legal services in any actions or proceedings which Lessor may commence or in which Lessor may appear or participate to exercise or enforce any rights or remedies or to protect or preserve any rights or interests, including but not limited to attorneys' fees and costs incurred for representation in matters arising under the bankruptcy statutes, including relief from stay motions and motions concerning the assumption or rejection of executory contracts and leases and in all reviews of and appeals from any such actions or proceedings.

          The "Default Rate" of interest shall be a rate per annum computed monthly which shall be five (5) percentage points above the prime rate, but not greater than the maximum rate, if any, limited by applicable law. The "prime rate" referred to in this Agreement shall mean the rate per annum announced by Chase Manhattan Bank, New York City, from time to time as its prime rate, whether or not such rate is applied by said bank to any then outstanding loans, changing with each announced change of such prime rate.

          19. RIGHTS CUMULATIVE

          Unless otherwise expressly provided herein, all rights and remedies of Lessor are concurrent and cumulative. The exercise or partial exercise of any remedy shall not restrict Lessor from further exercise of that remedy or any other remedy.

          20. NON-WAIVER

          Neither the acceptance by Lessor of any payment or any other performance, nor any act or failure of Lessor to act or to exercise any rights, remedies or options in any one or more instances shall constitute a waiver of any such right, remedy or option or of any other then existing or thereafter accruing right, remedy or option, or of any breach or default then existing or thereafter occurring. No purported waiver by Lessor of any right, remedy, option, breach or default shall be binding unless in writing and signed by an officer of Lessor. A written waiver by Lessor of any right, remedy, option, breach or default shall not constitute a waiver of any other then existing or thereafter accruing right, remedy or option or of any other then existing or thereafter occurring breach or default.

          21. NOTICES; PAYMENTS

          (a) A written notice may be given: (i) by personal delivery of the same to a corporate officer of the party to whom it is directed (the "Addressee"), or to a general partner if the Addressee is a partnership, or to a member of a limited liability company, or to the owner if the Addressee is a sole proprietorship; (ii) by mailing the notice to the Addressee by first class mail, registered or certified, with postage prepaid, addressed to the Addressee at the address following its name in the opening paragraph of this Agreement or to such other address as Addressee may specify by notice in writing given in accordance with this Section; or (iii) by overnight courier service. Notice shall be effective upon delivery if sent pursuant to (i), effective three (3) days after mailing, or effective the next day if sent by overnight courier. A "business day" shall be any day that is not a Saturday or Sunday or a legal holiday.
          (b) The Lessee shall make all payments to Lessor at the place where the notice is to be mailed to Lessor pursuant to (a). Payments are deemed paid when received by Lessor.

          22. ASSIGNMENT

          (a) LESSEE WILL NOT SUBLEASE OR LEND ANY ITEM OR SELL, ASSIGN, TRANSFER OR GRANT A SECURITY INTEREST IN ALL OR ANY PART OF ITS INTERESTS IN THE EQUIPMENT OR ANY LEASE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor's consent to an assignment, sublease, transfer, sale or grant in any one or more instances shall not impose any obligation upon Lessor to consent to any other or further assignments. Lessor's consent to an assignment, sublease, transfer, sale or grant shall not release Lessee from any obligations with respect to the Lease unless expressly so stated in the written consent.

          (b) All rights of Lessor hereunder may be assigned, pledged, mortgaged, transferred or otherwise disposed of, either in whole or in part, without notice to Lessee but subject always to the rights of Lessee under this Lease. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. If Lessor assigns this Agreement or any Lease or the rent due or to become due hereunder or any other interest herein, whether as security for any of its indebtedness or otherwise, no breach or default by Lessor hereunder or pursuant to any other agreement between Lessor and Lessee, shall excuse performance by Lessee of any provision hereof or give rise to any defense, counterclaim or set off, with respect to Lessee's obligations under the Lease, it being understood that in the event of such default or breach by Lessor that Lessee shall pursue any rights on account thereof solely against Lessor through a claim for damages. No such assignee shall be obligated to perform any duty, covenant or condition required to be performed by Lessor under the terms of this Agreement.

          23. SURVIVAL

          The representations, warranties, indemnities and agreements of Lessee, and Lessee's obligations under any and all provisions of this Agreement, shall survive the expiration or other termination of this Agreement, shall be binding upon its successors and assigns and are expressly made for the benefit of and shall be enforceable by Lessor and its successors and assigns.

          24. MISCELLANEOUS

          (a) The term "Lessor" shall mean the Lessor named herein and its successors and assigns.

          (b) Whenever the context so requires, any pronoun gender includes all other genders, and the singular includes the plural. If more than one person constitute Lessee, whether as a partnership or otherwise, all such persons are and shall be jointly and severally liable for all agreements, undertakings and obligations of Lessee.

          (c) All captions and section, paragraph and other divisions and subdivisions are for convenience of reference only and shall not affect the construction, interpretation or meaning of this Agreement or any Lease or of any of the provisions thereof.

          (d) THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF WASHINGTON, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

          (e) This Lease shall be binding upon and, except as limited in Section 22 hereof, shall inure to the benefit of Lessor and Lessee and their respective successors and assigns.

          (f) THIS LEASE CANNOT BE CANCELLED OR TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN.

          (g) Lessee's obligation to pay or reimburse Lessor for expenses as provided hereunder shall be limited to reasonable expenses.

          (h) LESSEE AND LESSOR EACH WAIVES FOR ITSELF AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT, ANY LEASE OR OTHER RELATED DOCUMENT.

          (i) Lessee hereby authorizes Lessor, in such jurisdictions where such action is authorized by law, to execute financing statements regarding the Equipment on Lessee's behalf or to effect recordation or filing of such financing statements without Lessee's signature thereon.

          (j) For all purposes hereof, "day" shall mean a calendar day.

          25.  ARTICLE 2A WAIVERS

          If Article 2A of the Uniform Commercial Code is adopted under applicable state law and applies to this Agreement or to any Lease, then Lessee, to the extent permitted by law, waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of such Article 2A, including, but not limited to, Lessee's rights to:

          (i)   cancel or repudiate this Agreement or a Lease;

          (ii)  reject or revoke acceptance of the Equipment;

          (iii) claim, grant or permit attachment of a security interest in the Equipment in Lessee's possession or control for any reason;

          (iv) deduct from Interim or Periodic Rental payments, or other amounts due hereunder, all or any part of any claimed damages resulting from Lessor's default, if any, under this Agreement or any Lease;

          (v) accept partial delivery of the Equipment or an Item thereof;

          (vi) "cover" by making any purchase or lease of or contract to purchase or lease equipment in substitution for Equipment designated in this Agreement or any Lease; and

          (vii) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified in any Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use or dispose of any Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies.

          26.  ENTIRE AGREEMENT

          This Agreement, applicable Leases, Certificates of Acceptance and Closing Schedules shall constitute the entire agreement between the parties and shall not be altered or amended except by an agreement in writing signed by the parties hereto or their successors or assigns.

          IN WITNESS WHEREOF Lessor and Lessee have signed this agreement as of the day and year first hereinabove written.

LESSOR:                                     LESSEE:

METLIFE CAPITAL, LIMITED                    POWER INTEGRATIONS, INC.
 PARTNERSHIP
   By:  MetLife Capital Corporation
   Its: General Partner

     /s/ Mitchell J. Stevens                     /s/ Robert G.Staples
By: ________________________________        By: _______________________________

             Vice President
Its: _______________________________        Its: ______________________________

                                            By: _______________________________

                                            Its:_______________________________

Date Signed:       July 31, 1998
             ________________________

                            EQUIPMENT LEASE NO. ONE
                                 Incorporating
          Master Equipment Lease Agreement dated ____________________


     THIS EQUIPMENT LEASE is entered into the ______ day of _______________, 19___ between METLIFE CAPITAL CORPORATION ("Lessor") whose mailing address is C-97550, Bellevue, Washington 98009 and POWER INTEGRATIONS, INC. ("Lessee") whose address is 477 NORTH MATHILDA AVENUE, SUNNYVALE, CA 94086

1.  General
    -------

    Lessor hereby leases to Lessee and Lessee hereby leases from Lessor each Item accepted under this Lease on the terms and conditions set forth in this Lease and the above Master Equipment Lease Agreement (the "Agreement"). Lessor and Lessee hereby affirm the Agreement and incorporate its terms in this Lease by this reference. Various terms used in each of the two documents are defined with reference to the other.

2.  Equipment Description
    ---------------------

    Set forth below or in Exhibit A attached hereto:

NAME AND ADDRESS                                                COMPLETE DESCRIPTION OF EQUIPMENT
OF SUPPLIER                              QUANTITY               (NEW UNLESS OTHERWISE SPECIFIED)                PRICE
-----------------------------------------------------------------------------------------------------------------------------



                                                                                                              ---------------
                                                   TOTAL PRICE
                                                 ----------------------------------------------------------------------------
                                                   FED. EXCISE TAX                                              $
                                                 ----------------------------------------------------------------------------
                                                   TRANSPORTATION                                               $
                                                 ----------------------------------------------------------------------------
                                                   OTHER                                                        $
-----------------------------------------------------------------------------------------------------------------------------

3.  Recovery Period Category for Federal Tax Purposes:  Five (5) year  property
    --------------------------------------------------
(See Section 10(b) of the Agreement)

4.  Cost and Date Limitations
    -------------------------

    The Total Cost of all Equipment accepted under this Lease (including manufacturer's invoice cost plus taxes, freight, installation and related costs approved by Lessor) shall not exceed _____________. No Item may be accepted under this Lease after _________, ("Purchase Cut-Off Date").

5.  Rent
    ----

    Lessee will pay rent for each Item in the number of consecutive payments as shown below. Rent payments will be due and payable on each rent payment date during the Item's Lease Term. Each periodic rent payment will equal the Item's Total Cost (as specified in its Certificate of Acceptance) times the Periodic Rental Rate shown below.

      Interim Rent:
        Interim Rental Rate: ______________ (____%) percentage point(s) above
        -------------------  ----------------------
        30 Day Commercial Paper


      Periodic Rent:
      -------------
        Number of rent payments: _____ (__)
                                 ----------
        Rent Payment Factor (for each installment): _______% percent (%) of
                                                    --------
        Lessor's Cost of the Equipment**

        Payment Schedule:         MONTHLY IN ARREARS
                           -------------------------------------
        Basic Term Length:
                           -------------------------------------

        **RENTAL ADJUSTMENT: The rental factor(s) expressed above as a percentage of Equipment Cost will be adjusted at lease closing in accordance with the following formula:

        The rental factor will be converted to a simple interest equivalent rate that is then increased or decreased 1% for each 1% (or pro rata for any fraction of 1%) change in the average yield of Three year U.S. Treasury Constant Maturities (as published in Federal Reserve Statistical Release H.15[519]) from the complete one week period immediately preceding the date of lease closing.

     Section 16. LESSEE'S OPTIONS AT EXPIRATION OF LEASE TERM of the Master
                 --------------------------------------------
     Equipment Lease Agreement, and only with respects to Equipment Lease No. One, is amended to include the following changes:

     (a)  The reference to "One Hundred Twenty (120) days" is amended to "Ninety
          (90)" and the reference of "Lease" in the following sentence, "...following options with respect to all (but not less than all) Items covered by the Lease,..." is change to "Lease Closing Schedules".
     (b) The reference to "the continental United States" is amended to "California".

     Section 16. LESSEE'S OPTIONS AT EXPIRATION OF LEASE TERM of the Master
                 --------------------------------------------
     Equipment Lease Agreement, and only with respects to Equipment Lease No. One, is amended to include the following additional paragraph:

        (d) Provided that the lease term of the Equipment described in the Schedule has not been terminated and that no Event of Default under the Lease has occurred and is continuing, Lessee shall have the option to purchase all but not less than all of the Equipment at the end of the 48th month thereof (the "Early Purchase Option Date") for an amount (the "Early
                        ---------------------------                       -----
     Purchase Option Price"), payable in immediately available funds, equal to
     ---------------------
     THIRTY-ONE AND 09/100 percent (31.09%) of the Acquisition Cost, plus an amount equal to all sales or excise taxes on or measured by the sale of the Equipment to Lessee, and provided further that Lessee shall have notified Lessor in writing of Lessee's intention to exercise such option not more than ninety (90) nor less than sixty (60) days prior to the Early Purchase Option Date. Such option shall be exercisable only on the Early Purchase Option Date and at no other time. If the Early Purchase Option Price of the Equipment has not been paid to Lessor on the Early Purchase Option Date, Lessee shall continue to pay rent for the Equipment as specified in the Lease.

   A COMPLETE EQUIPMENT LIST WILL BE REVIEWED BY LESSOR'S ASSET MANAGEMENT DEPARTMENT PRIOR TO CLOSING TO ENSURE THAT THE ECONOMICS OF THE TRANSACTION HAVE BEEN MAINTAINED. A CHANGE IN THE ECONOMICS MAY RESULT IN AN ADJUSTMENT OF THE RENTAL FACTOR AND/OR THE EARLY PURCHASE OPTION PRICE DISCLOSED ABOVE.

6.  Sales/Use Tax
    -------------

    Sales or use tax shall be payable by Lessee on or along with each rent payment or upfront or Lessee will attach its sales/use tax exemption certificate, if applicable.

7. Required Documents
   ------------------

   Unless Lessor shall have given written approval for partial payment, Lessor will be obligated to pay the Total Cost of any Item only when it has received and approved the following true and correct documents:

     (a)  A Certificate of Acceptance for the Item signed by Lessee.

     (b) An original invoice from the vendor of the Item showing its Total Cost, or from Lessee if the transaction is a sale and leaseback of the Item.

     (c) If the invoice for the Item shows Lessee rather than Lessor as the "sold to" party, an assignment of the Lessee's purchase order, or, in Lessor's discretion a bill of sale for the Item from the vendor of the Item to Lessor, or from Lessee if the transaction is a sale and leaseback of the Item, in form and substance satisfactory to Lessor.

     (d) An authorizing board resolution and incumbency certificates or other authorization acceptable to Lessor.

     (e) If required by Lessor, a Guaranty of Lessee's obligations under this Lease together with authorizing board or partnership resolution of the guarantor.

     (f)  The certificates of insurance or copies of policies required by
     Section 9 of the Agreement.

     (g) Uniform Commercial Code Financing Statement(s) as prepared by Lessor and signed by Lessee.

     (h) Such other documents as Lessor may reasonably request, including without limitation appropriate filings and notices if the transaction is a sale and leaseback of the Item.

     (i)   Partial Payment Authorization (if applicable).

8. Closing Schedules.
   ------------------

   Lessor shall send Lessee one or more Closing Schedules with respect to this Lease setting forth any adjustments to Equipment description, payment schedules, stipulated loss values and other matters.

LESSOR:                                  LESSEE:

METLIFE CAPITAL CORPORATION              POWER INTEGRATIONS, INC.

By: ________________________________     By:_________________________________

            Vice President
Its:________________________________     Its:________________________________

Date Signed:________________________